Exhibit (a)(1)(B)

SUPPLEMENT NO. 1
to the
Offer to Purchase for Cash
up to $103,100,000 aggregate principal amount of the outstanding
4.25% Convertible Senior Notes due 2023
(CUSIP No. 62913F AM4)

This Supplement No. 1 (this “Supplement”) hereby supplements and amends the information previously provided in the Offer to Purchase, dated February 5, 2020 (the “Original Offer to Purchase” and, together with the Supplement, the “Offer to Purchase”), of NII Holdings, Inc., a Delaware corporation (the “Company,” “NII,” “we,” “us,” or “our”).  To the extent there are any conflicts between the information in this Supplement and the information in the Original Offer to Purchase, the information in this Supplement hereby replaces and supersedes such information. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Original Offer to Purchase.

The Company is hereby amending the Offer to Purchase to amend the Purchase Price by deleting all references to “$1,075” and replacing them with “$1,090”.  Except for the foregoing amendment of the Purchase Price, all of the terms of the Tender Offer remain the same as set forth in the Original Offer to Purchase.

The Offer to Purchase contains important information that should be read before any decision is made with respect to the Tender Offer. In particular, see “Certain Considerations” beginning on page 20 of the Original Offer to Purchase for a discussion of certain factors you should consider in connection with the Tender Offer.

Requests for additional copies of the Offer to Purchase (including this Supplement) and requests for assistance relating to the procedures for tendering Notes may be directed to D.F. King & Co., Inc., which is serving as depositary and information agent in connection with the Tender Offer (the “Depositary,” the “Information Agent” or the “Depositary and Information Agent”) at the address and telephone number on the back cover page of this Supplement. Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to J.P. Morgan Securities LLC (the “Dealer Manager”) at its address and telephone number on the back cover page of this Supplement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, custodian or other nominee for assistance regarding the Tender Offer.

NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, ITS OFFICERS, THE DEALER MANAGER, THE DEPOSITARY AND INFORMATION AGENT OR THE TRUSTEE UNDER THE INDENTURE GOVERNING THE NOTES (THE “TRUSTEE”), OR ANY OF THEIR RESPECTIVE AFFILIATES, IS MAKING ANY RECOMMENDATION AS TO WHETHER HOLDERS SHOULD TENDER ANY NOTES IN RESPONSE TO THE TENDER OFFER. HOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO PARTICIPATE IN THE TENDER OFFER AND, IF SO, THE PRINCIPAL AMOUNT OF NOTES TO TENDER.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THIS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Dealer Manager for the Offer is:
J.P. Morgan Securities LLC

Supplement No. 1 to the Original Offer to Purchase
dated February 18, 2020

In order to tender Notes, a Holder should send or deliver any required documents to the Depositary at one of its addresses set forth below or tender pursuant to DTC’s ATOP.  Questions or requests for assistance relating to the procedures for tendering Notes or for additional copies of the Offer to Purchase (including this Supplement) may be directed to the Information Agent at its telephone number and address set forth below.

The Depositary for the Tender Offer is:
D.F. King & Co., Inc.

By facsimile:
(For Eligible Institutions only)
(212) 709-3328
Confirmation:
(212) 269-5552

By Mail, Overnight Courier or Hand:
48 Wall Street
New York, New York 10005
Attn: Andrew Beck
Facsimile: (212) 709-3328
The Information Agent for the Tender Offer is: D.F. King & Co., Inc. 48 Wall Street New York, New York 10005 Banks and Brokers call: (212) 269-5550 Toll free: (866) 796-3441 Email: nii@dfking.com

Requests for assistance relating to the terms and conditions of the Tender Offer may be directed to the Dealer Manager at the telephone number and address set forth below.  You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Tender Offer or requests for additional copies of the Offer to Purchase (including this Supplement).

The Dealer Manager for the Tender Offer is:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Telephone No.: (800) 261-5767
Facsimile: (212) 270-1063

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